EXHIBIT 10.7

AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT
This Amendment No. 1 (the “Amendment”) to that certain Administrative Services Agreement dated February 27, 2015 (the “Agreement”), by and among CAREY CREDIT INCOME FUND, a Delaware statutory trust (hereinafter referred to as the “Master Company”), each of THE COMPANIES LISTED ON APPENDIX A OF THE AGREEMENT, each a Delaware statutory trust (each hereinafter referred to as a “Feeder Company” and collectively with the Master Company the “Companies”), and CAREY CREDIT ADVISORS, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”), is made as of August 10, 2015, and shall be deemed effective as of the date of the Agreement.
W I T N E S S E T H:
WHEREAS, the Administrator desires to clarify that, under no circumstances, shall any Company be responsible to reimburse the Administrator for any of the direct expenses incurred by the Administrator or its Affiliates prior to the initial common shares subscription closing date of such Feeder Company, or, in the case of the Master Company, the initial common shares subscription closing date of the first Feeder Company to commence operations, under the Agreement, nor shall the Administrator provide an accounting or other documentation of its direct expenses that are not eligible for reimbursement;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and the Administrator hereby agree as follows:
Section 5 of the Agreement is hereby deleted and replaced with the following:
In full consideration for the provisions of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the administrative services provided. Each Company shall reimburse the Administrator promptly following the receipt of written invoices from the Administrator for all expenses of the Company incurred by the Administrator and its Affiliates as well as the actual cost of goods and services used for the Company and obtained by the Administrator from entities not Affiliated with the Company; provided, however, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Notwithstanding the foregoing, in no event shall a Company accrue or otherwise be financially responsible for, and in no event shall the Administrator be obligated to provide written invoices or any accounting or record whatsoever to a Company in connection with, any expenses incurred directly by the Administrator or its Affiliates (which for avoidance of doubt, shall not include any expenses of third-party service providers incurred by the Administrator or its Affiliates on a Company’s behalf prior to the first common shares subscription closing date of such Feeder Company, or, in the case of the Master Company, the first common share subscription closing date of the first Feeder Company to commence operations.
[Signature Page Follows]

Exhibit 10.7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.
CAREY CREDIT INCOME FUND
a Delaware statutory trust
50 Rockefeller Plaza
New York, New York 10020

By: /s/ Paul S. Saint-Pierre
Name: Paul S. Saint-Pierre
Title: Chief Financial Officer

EACH FEEDER COMPANY LISTED ON APPENDIX A TO THE AGREEMENT
each a Delaware statutory trust
50 Rockefeller Plaza
New York, New York 10020

By: /s/ Paul S. Saint-Pierre
Name:    Paul S. Saint-Pierre
Title:    Chief Financial Officer

CAREY CREDIT ADVISORS, LLC
a Delaware limited liability company
50 Rockefeller Plaza
New York, New York 10020

By: /s/ Mark Goldberg
Name:    Mark Goldberg
Title:    President